EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our reports dated February 25, 2005, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Rollins, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Rollins, Inc. on Form S-8.


/s/ GRANT THORNTON LLP
Atlanta, Georgia
November 15, 2005